EXHIBIT 99.1 NEWS RELEASE INVESTOR RELATIONS CONTACT: Sajid Daudi -- Head of Investor Relations..... (480) 792-7385

MICROCHIP TECHNOLOGY ANNOUNCES FINANCIAL RESULTS FOR
THIRD QUARTER OF FISCAL YEAR 2026

•Net sales of $1.186 billion, increased 4.0% sequentially and up 15.6% from the year ago quarter. Our updated guidance provided on January 5, 2026 was net sales of $1.185 billion.
•On a GAAP basis: gross profit of 59.6%; operating income of $151.7 million and 12.8% of net sales; net income attributable to common stockholders of $34.9 million; and EPS of $0.06 per diluted share. Our updated guidance provided on December 2, 2025 was GAAP EPS of $0.02 per diluted share.
•On a Non-GAAP basis: gross profit of 60.5%; operating income of $337.8 million and 28.5% of net sales; net income of $252.8 million; and EPS of $0.44 per diluted share. Our updated guidance provided on December 2, 2025 was Non-GAAP EPS of $0.40 per diluted share.
•Returned approximately $246.1 million to common stockholders in the December quarter through dividends.
•Quarterly dividend on common stock declared for the March quarter of 45.5 cents per share.
•Midpoint of net sales guidance for the March 2026 quarter of $1.260 billion, which would be up 6.2% sequentially and 29.8% year-over-year.

CHANDLER, Arizona - February 5, 2026 - (NASDAQ: MCHP) - Microchip Technology Incorporated, a leading provider of smart, connected, and secure embedded control solutions, today reported results for the three months ended December 31, 2025.

Steve Sanghi, Microchip’s CEO and President commented that "Our fiscal third quarter results exceeded our expectations, with net sales of $1.186 billion growing 4% sequentially, and 15.6% year-over-year, well above our original guidance. We believe the broad-based recovery across our end markets, combined with significant margin expansion, demonstrates the tangible impact of our nine-point recovery plan execution. Our non-GAAP operating profit grew sequentially more than our net sales did in the December quarter, highlighting the operational momentum we have in our business."
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Microchip Technology Incorporated 2355 West Chandler Blvd. Chandler, AZ 85224-6199 Main Office 480•792•7200

Microchip Technology Reports
Third Quarter Fiscal 2026
Financial Results

Mr. Sanghi added, "We have made substantial progress on inventory reduction, which is positioning us to improve operational efficiency as we ramp manufacturing capacity in the March quarter. Our non-GAAP gross margins have expanded significantly from 52% in the March 2025 quarter to 60.5% this quarter, reflecting the cumulative impact of our operational improvements. As we continue to normalize inventory and improve factory utilization, we expect our gross margins to expand further toward our long-term target of 65%."

Eric Bjornholt, Microchip's Chief Financial Officer, said, "Our third quarter results demonstrate the strength of our operational model, which is now generating meaningful cash flow improvement. This quarter, we reduced net debt by $26 million, as our operating cash flow resumed covering our debt obligations and dividend payments. We remain focused on debt reduction as a priority and believe our improving operational performance positions us well to continue strengthening our balance sheet in the quarters ahead."

Rich Simoncic, Microchip's Chief Operating Officer, said, "We are seeing strong momentum in our connectivity business driven by concurrent modernization cycles in automotive and industrial markets. Our Ethernet connectivity solutions, ranging from 10BASE-T1S to higher-speed single-pair industrial Ethernet standards, combined with our product portfolio form our Total System Solution approach. This strategy reduces complexity, cost, and time to market, enabling us to capture significant design opportunities with leading OEMs and industrial manufacturers."

Mr. Sanghi concluded, "Our March quarter starting backlog is substantially better than the December quarter levels, and our booking momentum remains strong. As we ramp our manufacturing capacity, we expect gross margin improvements and continued customer engagement across our diversified end markets. Taking all these factors into account, we expect March quarter net sales of $1.260 billion plus or minus $20.0 million, representing approximately 6.2% sequential growth and 29.8% year-over-year growth at the midpoint. As we move into the typically stronger quarters ahead, we believe we are well-positioned to deliver sustained sequential growth and enhanced shareholder value while maintaining a disciplined approach given the evolving macro environment."

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Microchip Technology Reports
Third Quarter Fiscal 2026
Financial Results

The following table summarizes Microchip's reported result for the three months ended December 31, 2025.

	Three Months Ended December 31, 2025(1)
Net sales	$1,186.0
	GAAP	%	Non-GAAP(2)%
Gross profit	$706.9	59.6%	$717.4	60.5%
Operating income	$151.7	12.8%	$337.8	28.5%
Other expense	$(58.1)		$(58.1)
Income tax provision	$30.9		$26.9
Net income	$62.7		$252.8
Dividends on Series A Preferred Stock	$(27.8)		—
Net income attributable to common stockholders	$34.9	2.9%	$252.8	21.3%
Diluted net income per common share	$0.06		$0.44
(1) In millions, except per share amounts and percentages of net sales.
(2) See the "Use of Non-GAAP Financial Measures" section of this release.

Net sales for the third quarter of fiscal 2026 were $1.186 billion, up 15.6% from net sales of $1.026 billion in the prior year's third fiscal quarter.

GAAP net income attributable to common stockholders for the third quarter of fiscal 2026 was $34.9 million, or $0.06 per diluted share, up from GAAP net loss attributable to common stockholders of $53.6 million, or $0.10 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2026 and fiscal 2025, GAAP results were adversely impacted by amortization of acquired intangible assets associated with our previous acquisitions.

Non-GAAP net income for the third quarter of fiscal 2026 was $252.8 million, or $0.44 per diluted share, up from non-GAAP net income of $107.3 million, or $0.20 per diluted share, in the prior year's third fiscal quarter. For the third quarters of fiscal 2026 and fiscal 2025, our non-GAAP results exclude the effect of share-based compensation, restructuring charges, cybersecurity incident expenses, expenses related to our acquisition activities (including intangible asset amortization, severance, other restructuring costs, and legal and other general and administrative expenses including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, loss on settlement of debt, (gain) loss on available-for-sale investments, and dividends on our Series A Mandatory Convertible Preferred Stock. For the third quarters of fiscal 2026 and fiscal 2025, our non-GAAP income tax expense is presented based on projected cash taxes for the applicable fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act. A reconciliation of our non-GAAP and GAAP results is included in this press release.

Microchip announced today that its Board of Directors declared a quarterly cash dividend on its common stock of 45.5 cents per share, which is payable on March 10, 2026 to stockholders of record on February 23, 2026. The Microchip Board also declared a quarterly cash dividend on Microchip's 7.50% Series A Mandatory Convertible Preferred Stock of $18.750 per share (which represents $0.9375 per depositary share) which is payable on March 16, 2026 to stockholders of record on March 1, 2026.
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Microchip Technology Reports
Third Quarter Fiscal 2026
Financial Results

Fourth Quarter Fiscal Year 2026 Outlook:

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.

Microchip Consolidated Guidance
Net Sales	$1.240 to $1.280 billion
	GAAP(5)	Non-GAAP Adjustments(1)	Non-GAAP(1)
Gross Profit	59.5% to 60.5%	$11.9 to $12.9 million	60.5% to 61.5%
Operating Expenses(2)	45.5% to 46.1%	$178.0 to $182.0 million	31.3% to 31.7%
Operating Income	13.5% to 15.0%	$189.9 to $194.9 million	28.8% to 30.2%
Other Expense, net	$55.2 to $55.8 million	$(0.2) to $0.2 million	$55.0 to $56.0 million
Income Tax Provision	$39.0 to $41.0 million(3)	$(8.9) to $(7.8) million	$30.1 to $33.2 million(4)
Net income	$72.4 to $95.5 million	$198.6 to $202.9 million	$271.0 to $298.4 million
Dividends on Series A Preferred Stock	$(27.8) million	$27.8 million	—
Net income attributable to common stockholders	$44.6 to $67.7 million	$226.4 to $230.7 million	$271.0 to $298.4 million
Diluted Common Shares Outstanding	Approximately 548.0 to 548.4 million shares	21.0 to 21.6 million shares	Approximately 569.0 to 570.0 million shares
Diluted net income per common share	$0.08 to $0.12	$0.40	$0.48 to $0.52
(1) See the "Use of Non-GAAP Financial Measures" section of this release for information regarding our non-GAAP guidance.
(2) We are not able to estimate the amount of certain Special Charges and Other, net that may be incurred during the quarter ending March 31, 2026. Therefore, our estimate of GAAP operating expenses excludes certain amounts that may be recognized as Special Charges and Other, net in the quarter ending March 31, 2026.
(3) The forecast for GAAP tax expense excludes any unexpected tax events that may occur during the quarter, as these amounts cannot be forecasted.
(4) Represents the expected cash tax rate for fiscal 2026, excluding any transition tax payments associated with the Tax Cuts and Jobs Act.
(5) Our GAAP guidance excludes the impact of any potential gains or charges related to our ongoing evaluation of restructuring activities including the sale of our Fab 2 wafer fabrication facility.

Capital expenditures for the quarter ending March 31, 2026 are expected to be between $20 million and $23 million. Capital expenditures for all of fiscal 2026 are expected to be at or below $100 million. Consistent with the slow macroeconomic environment in fiscal 2025, we have paused most of our factory expansion actions and reduced our planned capital investments through fiscal 2026. However, we are adding capital equipment to selectively expand our production capacity and add research and development equipment.

Under the GAAP revenue recognition standard, we are required to recognize revenue when control of the product changes from us to a customer or distributor. We focus our sales and marketing efforts on creating demand for our products in the end markets we serve and not on moving inventory into our distribution network. We also manage our manufacturing and supply chain operations, including our distributor relationships, towards the goal of having our products available at the time and location the end customer desires.
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Microchip Technology Reports
Third Quarter Fiscal 2026
Financial Results

Use of Non-GAAP Financial Measures: Our non-GAAP adjustments, where applicable, include the effect of share-based compensation, restructuring charges, cybersecurity incident expenses, expenses related to our acquisition activities (including intangible asset amortization, severance, other restructuring costs, and legal and other general and administrative expenses including legal fees and expenses for litigation and investigations related to our Microsemi acquisition), professional services associated with certain legal matters, loss on settlement of debt, (gain) loss on available-for-sale investments, and dividends on our Series A Mandatory Convertible Preferred Stock. For the third quarters of fiscal 2026 and fiscal 2025, our non-GAAP income tax expense is presented based on projected cash taxes for the fiscal year, excluding transition tax payments under the Tax Cuts and Jobs Act.

We are required to estimate the cost of certain forms of share-based compensation, including restricted stock units and our employee stock purchase plan, and to record a commensurate expense in our income statement. Share-based compensation expense is a non-cash expense that varies in amount from period to period and is affected by the price of our stock at the date of grant. The price of our stock is affected by market forces that are difficult to predict and are not within the control of management. Our other non-GAAP adjustments are either non-cash expenses, unusual or infrequent items, or other expenses related to transactions. Management excludes all of these items from its internal operating forecasts and models.

We are using non-GAAP operating expenses in dollars, including non-GAAP research and development expenses and non-GAAP selling, general and administrative expenses, non-GAAP other expense, net, and non-GAAP income tax rate, which exclude the items noted above, as applicable, to permit additional analysis of our performance.

Management believes these non-GAAP measures are useful to investors because they enhance the understanding of our historical financial performance and comparability between periods. Many of our investors have requested that we disclose this non-GAAP information because they believe it is useful in understanding our performance as it excludes non-cash and other charges that many investors feel may obscure our underlying operating results. Management uses non-GAAP measures to manage and assess the profitability of our business and for compensation purposes. We also use our non-GAAP results when developing and monitoring our budgets and spending. Our determination of these non-GAAP measures might not be the same as similarly titled measures used by other companies, and it should not be construed as a substitute for amounts determined in accordance with GAAP. There are limitations associated with using these non-GAAP measures, including that they exclude financial information that some may consider important in evaluating our performance. Management compensates for this by presenting information on both a GAAP and non-GAAP basis for investors and providing reconciliations of the GAAP and non-GAAP results.

Generally, gross profit fluctuates over time, driven primarily by the mix of products sold and licensing revenue; variances in manufacturing yields; fixed cost absorption; wafer fab loading levels; costs of wafers from foundries; inventory reserves; pricing pressures in our non-proprietary product lines; and competitive and economic conditions. Operating expenses fluctuate over time, primarily due to net sales and profit levels.
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Microchip Technology Reports
Third Quarter Fiscal 2026
Financial Results

Diluted Common Shares Outstanding can vary for, among other things, the trading price of our common stock, the vesting of restricted stock units, the potential for incremental dilutive shares from our convertible debentures and our mandatory convertible preferred stock (additional information regarding our share count is available in the investor relations section of our website under the heading "Supplemental Information"), and repurchases or issuances of shares of our common stock. The diluted common shares outstanding presented in the guidance table above assumes an average Microchip stock price in the March 2026 quarter between $75 and $80 per share (however, we make no prediction as to what our actual share price will be for such period or any other period).
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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Net sales	$1,186.0	$1,026.0	$3,401.9	$3,431.1
Cost of sales	479.1	464.6	1,480.4	1,464.3
Gross profit	706.9	561.4	1,921.5	1,966.8

Research and development	274.3	246.2	792.1	728.6
Selling, general and administrative	168.5	158.2	500.1	465.7
Amortization of acquired intangible assets	107.6	122.6	323.3	368.3
Special charges and other, net	4.8	3.5	33.3	7.6
Operating expenses	555.2	530.5	1,648.8	1,570.2

Operating income	151.7	30.9	272.7	396.6

Other expense, net	(58.1)	(77.0)	(163.1)	(189.4)
Income (loss) before income taxes	93.6	(46.1)	109.6	207.2
Income tax provision	30.9	7.5	23.8	53.1
Net income (loss)	62.7	(53.6)	85.8	154.1
Dividends on Series A Preferred Stock	(27.8)	—	(83.4)	—
Net income (loss) attributable to common stockholders	$34.9	$(53.6)	$2.4	$154.1

Basic net income (loss) per common share	$0.06	$(0.10)	$—	$0.29
Diluted net income (loss) per common share	$0.06	$(0.10)	$—	$0.28

Basic common shares outstanding	540.8	537.4	540.0	536.9
Diluted common shares outstanding	545.5	537.4	544.3	542.1

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited)

ASSETS
	December 31,	March 31,
	2025	2025
Cash and short-term investments	$250.7	$771.7
Accounts receivable, net	731.2	689.7
Inventories	1,057.7	1,293.5
Other current assets	251.0	236.4
Total current assets	2,290.6	2,991.3

Property, plant and equipment, net	1,130.0	1,183.7
Other assets	10,904.9	11,199.6
Total assets	$14,325.5	$15,374.6

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued liabilities	$1,059.3	$1,155.1
Total current liabilities	1,059.3	1,155.1

Long-term debt	5,366.0	5,630.4
Long-term income tax payable	572.7	633.4
Long-term deferred tax liability	29.6	33.8
Other long-term liabilities	737.5	843.6

Stockholders' equity	6,560.4	7,078.3
Total liabilities and stockholders' equity	$14,325.5	$15,374.6

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MICROCHIP TECHNOLOGY INCORPORATED AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(in millions, except per share amounts and percentages; unaudited)

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Gross profit, as reported	$706.9	$561.4	$1,921.5	$1,966.8
Share-based compensation expense	10.5	7.4	26.5	18.3
Cybersecurity incident expenses	—	—	—	20.1
Non-GAAP gross profit	$717.4	$568.8	$1,948.0	$2,005.2
GAAP gross profit percentage	59.6%	54.7%	56.5%	57.3%
Non-GAAP gross profit percentage	60.5%	55.4%	57.3%	58.4%

RECONCILIATION OF GAAP RESEARCH AND DEVELOPMENT EXPENSES TO NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Research and development expenses, as reported	$274.3	$246.2	$792.1	$728.6
Share-based compensation expense	(39.3)	(28.8)	(101.6)	(79.0)
Non-GAAP research and development expenses	$235.0	$217.4	$690.5	$649.6
GAAP research and development expenses as a percentage of net sales	23.1%	24.0%	23.3%	21.2%
Non-GAAP research and development expenses as a percentage of net sales	19.8%	21.2%	20.3%	18.9%

RECONCILIATION OF GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES TO NON-GAAP SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Selling, general and administrative expenses, as reported	$168.5	$158.2	$500.1	$465.7
Share-based compensation expense	(22.8)	(13.2)	(59.0)	(42.4)
Cybersecurity incident expenses	—	—	—	(1.3)
Other adjustments	—	(3.9)	—	(7.3)
Professional services associated with certain legal matters	(1.1)	(0.4)	(20.9)	(1.1)
Non-GAAP selling, general and administrative expenses	$144.6	$140.7	$420.2	$413.6
GAAP selling, general and administrative expenses as a percentage of net sales	14.2%	15.4%	14.7%	13.6%
Non-GAAP selling, general and administrative expenses as a percentage of net sales	12.2%	13.7%	12.4%	12.1%

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RECONCILIATION OF GAAP OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Operating expenses, as reported	$555.2	$530.5	$1,648.8	$1,570.2
Share-based compensation expense	(62.1)	(42.0)	(160.6)	(121.4)
Cybersecurity incident expenses	—	—	—	(1.3)
Other adjustments	—	(3.9)	—	(7.3)
Professional services associated with certain legal matters	(1.1)	(0.4)	(20.9)	(1.1)
Amortization of acquired intangible assets (1)	(107.6)	(122.6)	(323.3)	(368.3)
Special charges and other, net	(4.8)	(3.5)	(33.3)	(7.6)
Non-GAAP operating expenses	$379.6	$358.1	$1,110.7	$1,063.2
GAAP operating expenses as a percentage of net sales	46.8%	51.7%	48.5%	45.8%
Non-GAAP operating expenses as a percentage of net sales	32.0%	34.9%	32.6%	31.0%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures.

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP OPERATING INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Operating income, as reported	$151.7	$30.9	$272.7	$396.6
Share-based compensation expense	72.6	49.4	187.1	139.7
Cybersecurity incident expenses	—	—	—	21.4
Other adjustments	—	3.9	—	7.3
Professional services associated with certain legal matters	1.1	0.4	20.9	1.1
Amortization of acquired intangible assets (1)	107.6	122.6	323.3	368.3
Special charges and other, net	4.8	3.5	33.3	7.6
Non-GAAP operating income	$337.8	$210.7	$837.3	$942.0
GAAP operating income as a percentage of net sales	12.8%	3.0%	8.0%	11.6%
Non-GAAP operating income as a percentage of net sales	28.5%	20.5%	24.6%	27.5%
(1) Amortization of acquired intangible assets consists of core and developed technology and customer-related acquired intangible assets in connection with business combinations. Such charges are excluded for purposes of calculating certain non-GAAP measures. The use of acquired intangible assets contributed to our revenues earned during the periods presented.

RECONCILIATION OF GAAP OTHER EXPENSE, NET TO NON-GAAP OTHER EXPENSE, NET

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Other expense, net, as reported	$(58.1)	$(77.0)	$(163.1)	$(189.4)
Loss on settlement of debt	—	0.3	—	0.3
(Gain) loss on available-for-sale investments	—	—	(0.1)	1.8
Non-GAAP other expense, net	$(58.1)	$(76.7)	$(163.2)	$(187.3)
GAAP other expense, net, as a percentage of net sales	(4.9)%	(7.5)%	(4.8)%	(5.5)%
Non-GAAP other expense, net, as a percentage of net sales	(4.9)%	(7.5)%	(4.8)%	(5.5)%
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RECONCILIATION OF GAAP INCOME TAX PROVISION TO NON-GAAP INCOME TAX PROVISION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Income tax provision as reported	$30.9	$7.5	$23.8	$53.1
Income tax rate, as reported	33.0%	(16.3)%	21.7%	25.6%
Other non-GAAP tax adjustment	(4.0)	19.2	43.7	54.2
Non-GAAP income tax provision	$26.9	$26.7	$67.5	$107.3
Non-GAAP income tax rate	9.6%	19.9%	10.0%	14.2%

RECONCILIATION OF GAAP NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS AND GAAP DILUTED NET INCOME (LOSS) PER COMMON SHARE TO NON-GAAP NET INCOME AND NON-GAAP DILUTED NET INCOME PER COMMON SHARE

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Net income (loss) attributable to common stockholders, as reported	$34.9	$(53.6)	$2.4	$154.1
Dividends on Series A Preferred Stock	27.8	—	83.4	—
Share-based compensation expense	72.6	49.4	187.1	139.7
Cybersecurity incident expenses	—	—	—	21.4
Other adjustments	—	3.9	—	7.3
Professional services associated with certain legal matters	1.1	0.4	20.9	1.1
Amortization of acquired intangible assets	107.6	122.6	323.3	368.3
Special charges and other, net	4.8	3.5	33.3	7.6
Loss on settlement of debt	—	0.3	—	0.3
(Gain) loss on available-for-sale investments	—	—	(0.1)	1.8
Other non-GAAP tax adjustment	4.0	(19.2)	(43.7)	(54.2)
Non-GAAP net income	$252.8	$107.3	$606.6	$647.4
GAAP net income (loss) attributable to common stockholders as a percentage of net sales	2.9%	(5.2)%	0.1%	4.5%
Non-GAAP net income as a percentage of net sales	21.3%	10.5%	17.8%	18.9%
Diluted net income (loss) per common share, as reported	$0.06	$(0.10)	$0.00	$0.28
Non-GAAP diluted net income per common share	$0.44	$0.20	$1.07	$1.19
Diluted common shares outstanding, as reported	545.5	537.4	544.3	542.1
Diluted common shares outstanding non-GAAP	569.6	541.6	569.3	542.1

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RECONCILIATION OF GAAP DILUTED COMMON SHARES OUTSTANDING TO NON-GAAP DILUTED COMMON SHARES OUTSTANDING

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Diluted common shares outstanding, as reported	545.5	537.4	544.3	542.1
Dilutive effect of RSUs(1)	—	3.6	—	—
Dilutive effect of 2017 Senior Convertible Debt(1)	—	0.5	—	—
Dilutive effect of 2015 Senior Convertible Debt(1)	—	0.1	—	—
Dilutive effect of Series A Preferred Stock(1)	24.1	—	25.0	—
Diluted common shares outstanding non-GAAP	569.6	541.6	569.3	542.1
(1)The non-GAAP adjustment includes the impact that is anti-dilutive on a GAAP basis for the three and nine months ended December 31, 2025 and for the three months ended December 31, 2024.

RECONCILIATION OF GAAP CASH FLOW FROM OPERATIONS TO FREE CASH FLOW

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
GAAP cash flow from operations, as reported	$341.4	$271.5	$705.1	$692.2
Capital expenditures	(22.5)	(18.1)	(76.9)	(111.8)
Free cash flow	$318.9	$253.4	$628.2	$580.4
GAAP cash flow from operations as a percentage of net sales	28.8%	26.5%	20.7%	20.2%
Free cash flow as a percentage of net sales	26.9%	24.7%	18.5%	16.9%
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Microchip Technology Reports
Third Quarter Fiscal 2026
Financial Results

Microchip will host a conference call today, February 5, 2026 at 5:00 p.m. (Eastern Time) to discuss this release. This call will be simulcast over the Internet at www.microchip.com. The webcast will be available for replay until March 5, 2026.

A telephonic replay of the conference call will be available at approximately 8:00 p.m. (Eastern Time) on February 5, 2026 and will remain available until 5:00 p.m. (Eastern Time) on March 5, 2026. Interested parties may listen to the replay by dialing 201-612-7415/877-660-6853 and entering access code 13756974.

Cautionary Statement:

The statements in this release relating to the midpoint of our net sales guidance for the March 2026 quarter of $1.260 billion which would be up 6.2% sequentially and 29.8% year-over-year, our belief that the broad-based recovery across our end markets, combined with significant margin expansion, demonstrates the tangible impact of our nine-point recovery plan execution, the operational momentum we have in our business, that we have made substantial progress on inventory reduction, which is positioning us to improve operational efficiency as we ramp manufacturing capacity in the March quarter, that as we continue to normalize inventory and improve factory utilization, we expect our gross margins to expand further toward our long-term target of 65%, that our third quarter results demonstrate the strength of our operational model, that we remain focused on debt reduction as a priority and believe our improving operational performance positions us well to continue strengthening our balance sheet in the quarters ahead, that we are seeing strong momentum in our connectivity business driven by concurrent modernization cycles in automotive and industrial markets, that our Total System Solution approach reduces complexity, cost, and time to market, enabling us to capture significant design opportunities with leading OEMs and industrial manufacturers, that our March quarter starting backlog is substantially better than the December quarter levels, and our booking momentum remains strong, that as we ramp our manufacturing capacity, we expect gross margin improvements and continued customer engagement across our diversified end markets, that we expect March quarter net sales of $1.260 billion plus or minus $20.0 million, that as we move into the typically stronger quarters ahead, we believe we are well-positioned to deliver sustained sequential growth and enhanced shareholder value while maintaining a disciplined approach given the evolving macro environment, our fourth quarter fiscal 2026 guidance for net sales and GAAP and non-GAAP gross profit, operating expenses, operating income, other expense, net, income tax provision, net income, dividends on Series A Preferred Stock, net income attributable to common stockholders, diluted common shares outstanding, diluted net income per common share, capital expenditures for the March 2026 quarter and for all of fiscal 2026, adding capital equipment to selectively expand our production capacity and add research and development equipment, our belief that non-GAAP measures are useful to investors and our assumed average stock price in the March 2026 quarter are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause our actual results to differ materially, including, but not limited to: any continued uncertainty, fluctuations or weakness in the U.S. and world economies (including China and Europe) due to changes in the scope and level of tariffs, interest rates or high inflation, actions taken or which may be taken by the Trump administration or the U.S. Congress, monetary policy, political, geopolitical, trade or other issues in the U.S. or internationally (including the military conflicts in Ukraine-Russia and the Middle East), further changes in demand or market acceptance of our products and the products of our customers and our ability to respond to any increases or decreases in market demand or
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Microchip Technology Reports
Third Quarter Fiscal 2026
Financial Results

customer requests to increase orders or reschedule or cancel orders; the mix of inventory we hold, our ability to satisfy any short-term orders from our inventory and our ability to effectively manage our inventory levels; foreign currency effects on our business; changes in utilization of our manufacturing capacity and our ability to effectively manage our production levels to meet any increases or decreases in market demand or any customer requests to reschedule or cancel orders; the impact of inflation on our business; competitive developments including pricing pressures; the level of orders that are received and can be shipped in a quarter; our ability to realize the expected benefits of our long-term supply assurance program; changes or fluctuations in customer order patterns and seasonality; our ability to effectively manage our supply of wafers from third party wafer foundries to meet any increases or decreases in our needs and the cost of such wafers, our ability to obtain additional capacity from our suppliers to increase production to meet any future increases in market demand; our ability to successfully integrate the operations and employees, retain key employees and customers and otherwise realize the expected synergies and benefits of our acquisitions; the impact of any future significant acquisitions or strategic transactions we may make; the costs and outcome of any current or future litigation or other matters involving our acquisitions (including the acquired business, intellectual property, customers, or other issues); the costs and outcome of any current or future tax audit or investigation regarding our business or our acquired businesses; the impact that the CHIPS Act will have on increasing manufacturing capacity in our industry by providing incentives for us, our competitors and foundries to build new wafer manufacturing facilities or expand existing facilities; the amount and timing of any incentives we may receive under the CHIPS Act, the impact of current and future changes in U.S. corporate tax laws (including the One Big Beautiful Bill Act, the Inflation Reduction Act of 2022 and the Tax Cuts and Jobs Act of 2017); fluctuations in our stock price and trading volume which could impact the number of shares we acquire under our share repurchase program and the timing of such repurchases; disruptions in our business or the businesses of our customers or suppliers due to natural disasters (including any floods in Thailand), terrorist activity, armed conflict, war, worldwide oil prices and supply, public health concerns or disruptions in the transportation system; and general economic, industry or political conditions in the United States or internationally.

For a detailed discussion of these and other risk factors, please refer to Microchip's filings on Forms 10-K and 10-Q. You can obtain copies of Forms 10-K and 10-Q and other relevant documents for free at Microchip's website (www.microchip.com) or the SEC's website (www.sec.gov) or from commercial document retrieval services.

Stockholders of Microchip are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date such statements are made. Microchip does not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after this February 5, 2026 press release, or to reflect the occurrence of unanticipated events.
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Microchip Technology Reports
Third Quarter Fiscal 2026
Financial Results

About Microchip:

Microchip Technology Inc. is a broadline supplier of semiconductors committed to making innovative design easier through total system solutions that address critical challenges at the intersection of emerging technologies and durable end markets. Its easy-to-use development tools and comprehensive product portfolio support customers throughout the design process, from concept to completion. Headquartered in Chandler, Arizona, Microchip offers outstanding technical support and delivers solutions across the industrial, automotive, consumer, aerospace and defense, communications and computing markets. For more information, visit the Microchip website at www.microchip.com.

Note: The Microchip name and logo are registered trademarks of Microchip Technology Incorporated in the U.S.A. and other countries. All other trademarks mentioned herein are the property of their respective companies.

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